                                                                     Exhibit 4.4



                       CONTRIBUTION AGREEMENT SUPPLEMENT


                 THIS CONTRIBUTION AGREEMENT SUPPLEMENT, dated __________, the "Contribution Date") is entered into between ADVANTA Business Services Corp. ("ABS"), a Delaware corporation located at 1020 Laurel Oak Road, Voorhees, New Jersey 08043, ADVANTA LEASING RECEIVABLES CORP. III ("ALRC III," in its capacity as the "Obligors' Agent" and in its capacity as a "Related Obligor"), a Nevada corporation located at 1325 Airmotive Way, Suite 130, Reno, Nevada 89502 and ADVANTA BUSINESS RECEIVABLES LLC ("ABRLLC," in its capacity as a "Related Obligor"), a Nevada limited liability company located at 1325 Airmotive Way, Suite 130, Reno, Nevada 89502.


                              W I T N E S S E T H:

                 Reference is hereby made to that certain Master Contribution Agreement dated as of ______________ (the "Contribution Agreement") between ABS and the Obligors' Agent. Pursuant to the Contribution Agreement ABS agreed to contribute, and the Obligors agreed to accept, from time to time, Conveyed Assets (as defined below) and to Pledge such Conveyed Assets to the Trustee. The Contribution Agreement provides that each such contribution of Additional Conveyed Assets be evidenced by the execution of delivery of a Contribution Agreement Supplement such as this Contribution Agreement Supplement.

                 The Conveyed Assets consist of (i) the Contracts listed on the schedule attached hereto, (ii) all Collections after the related Contribution Date, (iii) Related Security associated therewith, (iv) all balances, instruments, monies and other securities and investments held from time to time by ABS, as Servicer, representing Collections or Residual Receipts or Insurance Proceeds received after the related Contribution Date; (v) all security interests in the Equipment not owned by ABS, and all Equipment owned by ABS, in each case associated with such Contracts, and (vii) all proceeds of the foregoing, but excluding any Insurance Premiums, taxes, late charge fees, Initial Unpaid Amounts and Security Deposits.

                 The Cut-Off Date with respect to the Contracts is close of business on the day prior to the Contribution Date. The Contribution Date is
_______________.

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                 Section 1. Definitions. For the purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Master Facility Agreement or the Contribution Agreement.

                 Section 2. Contribution; Conveyance. (a) (i) ABS hereby assigns, transfers and conveys to ALRC III all of ABS's right, title and interest in, to, and under all Conveyed Assets consisting of Equipment, whether now existing or hereafter arising, and ABS hereby assigns, conveys, grants and transfers to ALRC III, without representation, warranty or recourse except as set forth in Section 3 hereof, all of its right, title and interest in and to all Conveyed Assets consisting of Equipment, whether now existing or hereafter arising.

                 (ii) ABS hereby assigns, transfers and conveys to ABRLLC all of ABS's right, title and interest in, to, and under all Conveyed Assets other than Equipment, whether now existing or hereafter arising, and ABS hereby assigns, conveys, grants and transfers to ABRLLC, without representation, warranty or recourse except as set forth in Section 3 hereof, all of its right, title and interest in and to all Conveyed Assets other than Equipment, whether now existing or hereafter arising.

                 (b) In connection with such contribution, ABS has heretofore recorded and filed, at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the Conveyed Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the transfer and contribution of the Conveyed Assets from ABS to the Related Obligors and the Pledge of the Conveyed Assets from the Related Obligors to the Trustee, and delivered a file-stamped copy of such financing statements or other evidence of such filings to the Related Obligors (and copies to the Agent); provided, however, that no financing statements, except as required by the Master Facility Agreement have been or will be recorded or filed with respect to the sale or transfer of the Equipment unless (i) ABS shall be requested by ALRC III, or the Obligors' Agent, to file UCC-3 or similar statements with respect to Equipment in which ABS has a security interest only in order to exercise remedies with respect to Charged-Off Contracts to which such Equipment relates or (ii) such Equipment has a value in excess of $25,000; and provided, further, that the Contract Files will not be physically delivered to the Related Obligors but instead will be held by ABS on behalf of the Related Obligors and the Trustee and the Contract Files will be marked as required by the Master Facility Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by ABS or the Related Obligor is sufficient as a financing statement in any State to perfect the transfers granted in the Agreement.

                 (c) In connection with such contribution ABS shall, at its own expense, (i) cause its Electronic Ledger to be marked to show that the Conveyed Assets have been contributed and transferred to the Related Obligors in accordance with this Agreement and the Conveyed Assets conveyed to the Contribution in accordance with the Master Facility Agreement on or prior to the Contribution Date and (ii) deliver to the Trustee on behalf of the Related Obligors the related List of Contracts, which shall also include, for each Series 1997-A Contract, the related Discounted Booked Residual on the Contribution Date.

                 Section 3. Representations and Warranties. (a) ABS hereby (i) confirms the accuracy, as of the Contribution Date, of the representations and warranties of ABS set forth in Section 3.01 of the Contribution Agreement and (ii) represents and warrants that, as of the Contribution Date, each Contract is an "Eligible Contract" as of the Contribution Date. Such representations and warranties are made for the benefit of the Obligors' Agent, the Related Obligors and the Trustee, and the Related Obligor is relying on such representations and warranties in accepting the contribution of the related Conveyed Assets. Such representations and warranties speak as of the Contribution Date, unless otherwise indicated, but shall survive each contribution, assignment, transfer and conveyance of the respective Conveyed Assets to the Related Obligor and its successors and assigns and the Pledge by the Related Obligors to the Trustee.

                 (b) Each Related Obligor hereby confirms the accuracy as of the Contribution Date of the representations and warranties made by the Obligors' Agent on its behalf pursuant to Section 3.02 of the Contribution Agreement.

                 Section 4. Amendment. This Agreement may be amended from time to time by ABS, the Related Obligors and Obligors' Agent only with the prior written consent of the Servicer and the Trustee.

                 Section 5. Governing Law. This Agreement and any amendment hereof pursuant to Section 4 shall be construed in accordance with and governed by the substantive laws of the State of New York (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                 Section 6. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

                 Section 7. Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Trustee and their respective successors and permitted assigns.

                 Section 8. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 IN WITNESS WHEREOF, ABS, the Obligors' Agent and the Related Obligors have caused this Contribution Agreement Supplement to be duly executed by their respective officers as of the day and year first above written.



                                      ADVANTA BUSINESS SERVICES CORP.


                                      By:______________________________________
                                         Title:


                                      ADVANTA LEASING RECEIVABLES CORP.
                                         III, as the Obligors' Agent

                                      By:______________________________________
                                         Title:

                                      ADVANTA LEASING RECEIVABLES CORP.
                                         III, as a Related Obligor

                                      By:______________________________________
                                         Title:

                                      ADVANTA BUSINESS RECEIVABLES LLC, as a
                                         Related Obligor

                                      By:   ADVANTA LEASING RECEIVABLES CORP.
                                            III, its Managing Member

                                      By:______________________________________
                                         Title:













                                       A-4